Exhibit 99.1

For Immediate Release

Charah Solutions, Inc. Appoints Former FCC Commissioner

Mignon Clyburn to Board of Directors

LOUISVILLE, KY (March 5, 2019) – Charah® Solutions, Inc. (NYSE: CHRA) (“Charah” or the “Company”), a leading provider of environmental and maintenance services to the power generation industry, today announced the appointment of Mignon Clyburn, former Commissioner of the Federal Communications Commission (FCC), to the Company’s Board of Directors, effectively immediately. Ms. Clyburn will serve as a Class I director.

Ms. Clyburn served as a Commissioner of the FCC from 2009 to 2018, including as acting chair during the last five years of her tenure. While at the FCC, she was committed to closing the digital divide and championed the modernization of the agency’s Lifeline Program, which assists low-income consumers with voice and broadband service. In addition, she promoted diversity in media ownership, initiated Inmate Calling Services reforms, supported inclusion in STEM opportunities, and fought for an open internet. Previously, Ms. Clyburn served 11 years on the Public Service Commission of South Carolina and worked for nearly 15 years as publisher of the Coastal Times, a Charleston weekly newspaper focused on the African American community. She holds a bachelor of science degree in banking, finance and economics from the University of South Carolina.

“Ms. Clyburn has more than two decades of experience operating highly efficient federal and state government agencies, including, while at the FCC, a track record of driving solutions to important industry-wide issues, and we are pleased to welcome her to the Board as a new independent director,” said Stephen Tritch, Chairman of the Board of Directors. “We are confident that Mignon’s public sector experience as well as her background as a successful business executive will add tremendous value as Charah Solutions continues to deliver innovative solutions to customers while accelerating business and financial performance.”

Ms. Clyburn said, “I have spent my career ensuring that systems vital to our daily lives continue operating and evolving to serve the ever-changing needs of their communities, and I share management’s belief that the mission-critical services of Charah Solutions are incredibly important to helping utilities provide necessary electric power to communities nationwide. I look forward to joining my new director colleagues and working with the Charah Solutions management team to capitalize on the growing need for environmental remediation and drive long-term growth and shareholder value.”

About Charah Solutions, Inc.

With 30 years of experience, Charah® Solutions, Inc. is a leading provider of environmental and maintenance services to the power generation industry, with operations in coal-fired and nuclear power generation sites across the country. Based in Louisville, Kentucky, Charah Solutions assists utilities with all aspects of managing and recycling ash byproducts generated from the combustion of coal in the production of electricity as well as routine power plant maintenance and outage services for coal and nuclear energy providers. The company also designs and implements solutions for ash pond management and closure, landfill construction, fly ash and slag sales, and structural fill projects. Charah Solutions is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the company is committed to reducing greenhouse gas emissions for a cleaner energy future. For more information, please visit www.charah.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor and Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Ed Trissel/Kate Clark/Tim Ragones

212-355-4449

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